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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

          DATE OF REPORT (Date of earliest event reported): May 6, 2002


                              NEUBERGER BERMAN INC.
             (Exact name of registrant as specified in its charter)


                        COMMISSION FILE NUMBER 001-15361


              DELAWARE                                        06-1523639
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                         Identification No.)


                                605 Third Avenue
                               New York, NY 10158
                    (Address of principal executive offices)


                                 (212) 476-9000
              (Registrant's telephone number, including area code)



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ITEM 5.   OTHER EVENTS

     On April 11, 2002, Neuberger Berman Inc. (the "Corporation"), announced and sent notice to each holder (a "Noteholder"), of its zero coupon senior convertible notes due 2021 (the "Notes"), that, subject to the terms of the indenture governing the Notes, the Corporation would purchase for cash, at the option of the Noteholder, the Notes held by such Noteholder at the accreted value on May 4, 2002, of $867.42 per $1000 principal amount at maturity. On May 6, 2002, the Corporation repurchased 5% of the aggregate principal amount at maturity of the Notes that had been validly tendered and not with drawn as of the close of business on Friday, May 3, 2002, for aggregate cash consideration of $7,581,250.80. As a result, $166,260,000 aggregate principal amount at maturity of the Notes remain outstanding. A copy of the press release issued by the Corporation is attached as Exhibit
     99.1 and incorporated by reference.

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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

    (c) Exhibits

    Exhibit No.    Document

    (99)           Additional Exhibits

    99.1 Press release issued by the Corporation on May 6, 2002, with respect to the repurchase for cash of 5% of the aggregate principal amount of its Zero Coupon Senior Convertible Notes due 2021.



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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       Neuberger Berman Inc.
                                                       (Registrant)

          Date:   May 6, 2002                    By:   /s/ Robert Matza
                                                       ----------------
                                                       Robert Matza
                                                       Executive Vice President
                                                       Chief  Operating Officer

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EXHIBIT INDEX

     99.1 Press release issued by Neuberger Berman on May 6, 2002, with respect to the repurchase for cash of 5% of the aggregate principal amount of its Zero Coupon Senior Convertible
               Notes due 2021.